Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Vision-Sciences, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement of Vision-Sciences, Inc. and Subsidiaries on Form S-8 of our report dated June 2, 2010, appearing in the Annual Report on Form 10-K of Vision-Sciences, Inc. and Subsidiaries for the year ended March 31, 2010.

/s/ Amper, Politziner & Mattia, LLP
November 3, 2010
Edison, New Jersey